SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2001

Tri-County Bancorp, Inc.
(Exact Name of Registrant as specified in its Charter)

Wyoming
(State or other jurisdiction of Incorporation)

0-22220 (SEC File No.)

83-304855
(IRS Employer Identification Number)

Registrant's telephone number, including area code: 307-532-2111

Former name or former address, if changed since last report - N/A
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Tri-County Bancorp, Inc.

INFORMATION TO BE INCLUDED IN REPORT

Item 5. Other Events -

On January 24, 2001, Tri-County Bancorp, Inc., Torrington, Wyoming ("Tri-County") and Platte Valley Financial Service Companies, Inc., Scottsbluff, Nebraska ("Platte Valley") entered into an Acquisition Agreement and Plan of Merger whereby Platte Valley is to acquire all of the outstanding stock of Tri-County ("Acquisition") for $12.60 a share.

The Acquisition is subject to a number of conditions, including receipt of appropriate regulatory approvals. A copy of a press release issued January 24, 2001 by the Registrant and Platte Valley is attached hereto as Exhibit 99 and is incorporated herein by reference in its entirety.

Item 7.         Financial Statements, Pro Forma Financial Information and
                Exhibits

Exhibit 2.1     Acquisition Agreement and Plan of Merger

Exhibit 99      Press Release Concerning Acquisition Agreement dated
                January 24, 2001

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


TRI-COUNTY BANCORP INC.


By: /s/ Robert L. Savage                  Date:  January 31, 2001
        President